Gladstone Investment Corporation Reports Financial Results for the Fourth Quarter and Fiscal Year Ended March 31, 2011

- Net Investment Income for the quarter and fiscal year ended March 31, 2011 was $1.9 million and $16.2 million, or $0.09 and $0.73 per share, respectively.

- Net Increase in Net Assets Resulting From Operations for the quarter and fiscal year ended March 31, 2011 was $2.8 million and $16.4 million, or $0.13 and $0.74 per share, respectively.

MCLEAN, Va., May 23, 2011 /PRNewswire/ -- Gladstone Investment Corporation (Nasdaq: GAIN) (the "Company") today announced earnings for the fourth quarter and fiscal year ended March 31, 2011. All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

(Logo: http://photos.prnewswire.com/prnh/20101005/GLADSTONEINVESTMENT )

Net Investment Income for the Quarter: Net Investment Income for the quarters ended March 31, 2011 and 2010 was $1.9 million, or $0.09 per share, and $2.7 million, or $0.12 per share, respectively, a decrease in Net Investment Income of 28.7%. The decrease in Net Investment Income was primarily driven by lower interest income resulting from a reduction in the size of the Company's investment portfolio subsequent to March 31, 2010.

Net Investment Income for the Fiscal Year: Net Investment Income for the fiscal years ended March 31, 2011 and 2010 was $16.2 million, or $0.73 per share, and $10.6 million, or $0.48 per share, respectively, an increase in Net Investment Income of 52.6%. The increase in Net Investment Income was primarily driven by dividend and success fee income recognized during the fiscal year ended March 31, 2011, most notably from the sales of investments in two portfolio companies, A. Stucki Holding Corp. ("A. Stucki") and Chase II Holdings Corp. ("Chase"), partially offset by lower interest income resulting from a reduction in the size of the Company's investment portfolio.

Net Increase in Net Assets Resulting from Operations for the Quarter: Net Increase in Net Assets Resulting from Operations for the quarters ended March 31, 2011 and 2010 was $2.8 million, or $0.13 per share, and $20.6 million, or $0.93 per share, respectively. The decrease in the Net Increase in Net Assets Resulting from Operations between the quarter ended March 31, 2011 and the prior year's period was primarily due to significant net unrealized appreciation on the Company's investment portfolio in the quarter ended March 31, 2010, most notably in A. Stucki. The Company recorded net unrealized appreciation on investments of $0.9 million in the quarter ended March 31, 2011, compared to $17.8 million for the quarter ended March 31, 2010.

Net Increase (Decrease) in Net Assets Resulting from Operations for the Fiscal Year: Net Increase (Decrease) in Net Assets Resulting from Operations for the fiscal years ended March 31, 2011 and 2010 was $16.4 million, or $0.74 per share, and ($11.1) million, or ($0.50) per share, respectively. The increase in the Net Increase (Decrease) in Net Assets Resulting from Operations between the fiscal years ended March 31, 2011 and 2010 was primarily due to the significant profits realized on the sale of investments in A. Stucki and Chase during the fiscal year ended March 31, 2011, coupled with the significant net loss recorded on the Company's investment portfolio during the prior year. The Company recorded a net gain on investments of $0.3 million for the fiscal year ended March 31, 2011, compared to a net loss on investments of $21.7 million for the prior fiscal year, which was largely caused by the realized loss of $35.9 million that was recorded related to the sale or partial sale of 31 senior syndicated loans.

Investment Portfolio Fair Value: As of March 31, 2011, the entire portfolio was fair valued at 77.7% of cost, as compared to 90.9% as of March 31, 2010. The aggregate investment portfolio depreciated during the fiscal year ended March 31, 2011, primarily due to the sale of A. Stucki and Chase for cash, both of which had significant unrealized appreciation recorded at March 31, 2010, which was reversed in the fiscal year ended March 31, 2011. Excluding reversals, net unrealized depreciation for the fiscal year ended March 31, 2011 was $1.3 million.

Net Asset Value: Net asset value was $9.00 per share outstanding at March 31, 2011, as compared to $8.74 per share outstanding at March 31, 2010. Even though the Company's investment portfolio size decreased year over year, the Company's cash position, net of total borrowings, increased to $40.6 million as of March 31, 2011, compared to a cash position, net of total borrowings, of $(15.1) million as of March 31, 2010, primarily due to the sale of investments in A. Stucki and Chase for cash.

Asset Characteristics: Total assets were $241.1 million at March 31, 2011, as compared to $297.2 million at March 31, 2010. At March 31, 2011, the Company had investments in 17 portfolio companies with an aggregate cost basis of $197.2 million and an aggregate fair value of $153.3 million. As of March 31, 2011, the Company's investment portfolio at fair value was comprised of 79.2% in debt securities and 20.8% in equity securities. Additionally, the Company held $80.6 million in cash and cash equivalents at March 31, 2011, including $40.0 million from a short-term loan that was subsequently repaid.

Investment Yield: The weighted average yield on the Company's interest-bearing portfolio, excluding cash and cash equivalents, was 11.4% for the fiscal year ended March 31, 2011, as compared to 11.0% for the prior year fiscal year ended March 31, 2010. The increase in the weighted average yield for the current year ended March 31, 2011 resulted primarily from the sale of lower interest-bearing senior syndicated loans.

Highlights for Quarter: During the quarter ended March 31, 2011, the following significant events occurred:

  Investment Activity: Funded $2.0 million of investments to existing portfolio companies, through revolver draws or addition of new term notes, and received scheduled repayments of $0.7 million.
  Distributions:  Paid monthly cash distributions to stockholders of $0.04 per common share for each of January, February and March 2011.

Comments from President Dave Dullum: "During the year, we achieved strong capital gains from the sale of investments in two of our portfolio companies, invested additional capital in certain of our existing portfolio companies and invested capital in some new portfolio companies. In addition, many of our existing portfolio companies experienced improved performance. After year end, we achieved further strong capital gains through a partial sale of one investment and invested capital in new investment. All of this activity and effort enabled us to increase the monthly dividend by 12.5% for the months of April, May and June. We hope to continue this healthy investment activity and to carry that momentum throughout this new fiscal year."

Subsequent Events: After March 31, 2011, the following occurred:

  Investment Recapitalization: In April 2011, the Company recapitalized its investment in Cavert II Holding Corp. ("Cavert"), in which the Company received gross cash proceeds of $5.6 million from the sale of its common equity, resulting in a realized gain of $5.5 million, $2.3 million in a partial redemption of its preferred stock and $0.7 million in preferred dividends.  At the same time, the Company invested $5.7 million in new subordinated debt in Cavert.
  New Investment: In April 2011, the Company invested $16.4 million in a new control investment, Mitchell Rubber Products, Inc. ("Mitchell"), consisting of subordinated debt and preferred and common equity.  Mitchell, headquartered in Mira Loma, California, develops, mixes and molds rubber compounds for specialized applications in the non-tire rubber market.
  Increased Dividends Declared:  The Company's Board of Directors increased the monthly distribution by $0.005, or 12.5%, and declared the following monthly distributions to stockholders:

Declared	Record Date	Payment Date	Cash Distribution
April 12, 2011	April 22, 2011	April 29, 2011	$ 0.045
April 12, 2011	May 20, 2011	May 31, 2011	0.045
April 12, 2011	June 20, 2011	June 30, 2011	0.045
Total for the Quarter:			$ 0.135

While the Company's net investment income was $0.09 per share for the quarter ended March 31, 2011, the Company's Board of Director's determined to increase the monthly distribution based on estimated taxable income for the fiscal year ending March 31, 2012.

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) (unaudited):

	March 31, 2011	March 31, 2010
For year ended:
Net investment income	$16,171	$10,598
Net increase (decrease) in net assets resulting from operations	16,439	(11,071)
Average yield on interest-bearing investments	11.39%	11.02%
Total dollars invested	$43,634	$4,788
Total dollars repaid	97,491	90,240

For quarter ended:
Net investment income	1,932	2,709
Net increase in net assets resulting from operations	2,795	20,629
Average yield on interest-bearing investments	11.82%	11.13%
Total dollars invested	$2,018	$2,375
Total dollars repaid	708	706

As of:
Fair value as a percent of cost	77.7%	90.9%
Net asset value per share	$9.00	$8.74
Number of portfolio companies	17	16
Total assets	$241,109	$297,161

Conference Call for Stockholders: The Company will hold a conference call Tuesday, May 24, 2011 at 8:30 am EDT. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through June 27, 2011. To hear the replay, please dial (877) 344-7529 and use conference number 449399. The replay will be available approximately one hour after the call concludes.

The live audio broadcast of the Company's quarterly conference call will be available online at www.GladstoneInvestment.com. The event will be archived and available for replay on the Company's website through July 25, 2011.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company's Form 10-K for the fiscal year ended March 31, 2011, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-K today with the SEC, which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GladstoneInvestment.com. To obtain a paper copy from us, please contact us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

Who we are: Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

The statements in this press release regarding the improved performance of the Company's portfolio and the Company's projected investment activities and other such statements are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and effects of current economic instability, the Company's ability to access debt and equity capital and those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the SEC on May 23, 2011. The risk factors set forth in the Form 10-K under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
	March 31,
	2011	2010

ASSETS
Investments at fair value
Control investments (Cost of $136,306 and $152,166, respectively)	$104,062	$148,248
Affiliate investments (Cost of $45,145 and $52,727, respectively)	34,556	37,664
Non-Control/Non-Affiliate investments (Cost of $15,741 and $22,674, respectively)	14,667	20,946
Total investments (Cost of $197,192 and $227,567, respectively)	153,285	206,858
Cash and cash equivalents	80,580	87,717
Restricted cash	4,499	--
Interest receivable	737	1,234
Due from Custodian	859	935
Deferred financing fees	373	83
Prepaid assets	224	221
Other assets	552	113
TOTAL ASSETS	$241,109	$297,161

LIABILITIES
Borrowings at fair value
Short-term loan (Cost of $40,000 and $75,000, respectively)	$40,000	$75,000
Credit Facility (Cost of $0 and $27,800, respectively)	--	27,812
Total borrowings (Cost of $40,000 and $102,800, respectively)	40,000	102,812
Accounts payable and accrued expenses	201	206
Fees due to Adviser	499	721
Fee due to Administrator	171	149
Other liabilities	1,409	295
TOTAL LIABILITIES	42,280	104,183
NET ASSETS	$198,829	$192,978

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 22,080,133 shares issued and outstanding at March 31, 2011 and 2010	$22	$22
Capital in excess of par value	257,192	257,206
Net unrealized depreciation of investment portfolio	(43,907)	(20,710)
Net unrealized depreciation of other, net	(76)	(51)
Undistributed net investment income	165	--
Accumulated net realized investment loss	(14,567)	(43,489)
TOTAL NET ASSETS	$198,829	$192,978

NET ASSETS PER SHARE	$9.00	$8.74

GLADSTONE INVESTMENT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
	Quarter Ended March 31,
	2011	2010
INVESTMENT INCOME
Interest income
Control investments	$2,407	$3,152
Affiliate investments	972	1,144
Non-Control/Non-Affiliate investments	403	553
Cash and cash equivalents	12	1
Total interest income	3,794	4,850
Other Control investment income	(16)	(98)
Total investment income	3,778	4,752

EXPENSES
Loan servicing fee	619	855
Base management fee	390	149
Administration fee	171	149
Interest expense	143	348
Amortization of deferred financing fees	108	431
Professional fees	167	124
Stockholder related costs	28	19
Insurance expense	74	72
Directors fees	49	49
Other expenses	146	82
Expenses before credit from Adviser	1,895	2,278
Credit to fees from Adviser	(49)	(235)
Total expenses net of credits to fees	1,846	2,043

NET INVESTMENT INCOME	1,932	2,709

UNREALIZED GAIN (LOSS):
Net unrealized appreciation of investment portfolio	866	17,804
Net unrealized (depreciation) appreciation of other, net	(3)	116
Net gain on investments and other	863	17,920

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$2,795	$20,629

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and diluted	$0.13	$0.93

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
	Year Ended March 31,
	2011	2010
INVESTMENT INCOME
Interest income
Control investments	$10,108	$11,745
Affiliate investments	4,003	5,677
Non-Control/Non-Affiliate investments	1,578	2,393
Cash and cash equivalents	33	2
Total interest income	15,722	19,817
Other Control investment income	10,342	968
Total investment income	26,064	20,785

EXPENSES
Loan servicing fee	2,743	3,747
Base management fee	1,236	737
Incentive fee	2,949	588
Administration fee	753	676
Interest expense	701	1,988
Amortization of deferred financing fees	491	1,618
Professional fees	473	626
Stockholder related costs	273	295
Insurance expense	293	262
Directors fees	201	196
Other expenses	460	280
Expenses before credits from Adviser	10,573	11,013
Credits to fees from Adviser	(680)	(826)
Total expenses net of credits to fees	9,893	10,187

NET INVESTMENT INCOME	16,171	10,598

REALIZED AND UNREALIZED GAIN (LOSS)
Realized gain (loss) on sale of investments	23,489	(35,923)
Realized loss on other	--	(53)
Net unrealized (depreciation) appreciation of investment portfolio	(23,197)	14,305
Net unrealized (depreciation) appreciation of other, net	(24)	2
Net gain (loss) on investments and other	268	(21,669)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$16,439	$(11,071)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE
Basic and diluted	$0.74	$(0.50)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic and diluted weighted average shares	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION CONSOLIDATED FINANCIAL HIGHLIGHTS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA) (UNAUDITED)
	Quarter Ended March 31,
	2011	2010
Per Share Data (1)
Net asset value at beginning of period	$9.00	$7.93

Income from investment operations:
Net investment income(2)	0.08	0.12
Net unrealized appreciation of investments(2)	0.04	0.81
Total from investment operations	0.12	0.93

Distributions to stockholders:(3)	(0.12)	(0.12)

Net asset value at end of period	$9.00	$8.74

Per share market value at beginning of period	$7.71	$4.66
Per share market value at end of period	7.76	5.98
Total return for the period(4)	2.23%	31.24%
Shares outstanding at end of period	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$198,829	$192,978
Average net assets(5)	197,674	180,099

Senior Securities Data:
Total borrowings	$40,000	$102,812
Asset coverage ratio(6)(7)	534%	281%
Average coverage per unit(7)	$5,344	$2,814

Ratios/Supplemental Data:
Ratio of expenses to average net assets(8)(9)	3.83%	5.06%
Ratio of net expenses to average net assets(8)(10)	3.74%	4.54%
Ratio of net investment income to average net assets(8)	3.91%	6.02%

(1)	Based on actual shares outstanding at the end of the corresponding period.
(2)	Based on weighted average basic per share data.
(3)

Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.

(4)

Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of our dividend reinvestment plan.

(5)	Calculated using the average of the ending monthly net assets for the respective periods.
(6)	As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets to total borrowings.
(7)

Asset coverage ratio is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.

(8)	Amounts are annualized.
(9)	Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.
(10)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

GLADSTONE INVESTMENT CORPORATION CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA) (UNAUDITED)
	Year Ended March 31,
	2011	2010
Per Share Data (1)
Net asset value at beginning of year	$8.74	$9.73

Income from investment operations:
Net investment income(2)	0.73	0.48
Realized loss on sale of investments(2)	1.06	(1.63)
Net unrealized appreciation (depreciation) of investments(2)	(1.05)	0.65
Total from investment operations	0.74	(0.50)

Distributions from:
Net investment income	(0.48)	(0.48)
Tax return on capital	--	--
Total distributions(3)	(0.48)	(0.48)

Effect of shelf offering:
Shelf registration offering costs	--	(0.01)

Net asset value at end of year	$9.00	$8.74

Per share market value at beginning of year	$6.01	$3.67
Per share market value at end of year	7.76	5.98
Total return for the year(5)	38.56%	79.80%
Shares outstanding at end of year	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of year	$198,829	$192,978
Average net assets(6)	192,893	191,112

Senior Securities Data:
Total borrowings	$40,000	$102,812
Asset coverage ratio(7)(8)	534%	281%
Average coverage per unit(8)	$5,344	$2,814

Ratios/Supplemental Data:
Ratio of expenses to average net assets (9)	5.48%	5.76%
Ratio of net expenses to average net assets(10)	5.13%	5.33%
Ratio of net investment income to average net assets	8.38%	5.55%

(1)	Based on actual shares outstanding at the end of the corresponding period.
(2)	Based on weighted average basic per share data.
(3)

Distributions are determined based on taxable income calculated in accordance with income tax regulations, which may differ from amounts determined under accounting principles generally accepted in the United States of America.

(4)	The effect of distributions from the stock rights offering after the record date represents the effect on net asset value of issuing additional shares after the record date of a distribution.
(5)

Total return equals the change in the market value of the Company's common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of the Company's dividend reinvestment plan.

(6)	Calculated using the average of the balance of net assets at the end of each month of the reporting period.
(7)

As a business development company, the Company is generally required to maintain an asset coverage ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.

(8)

Asset coverage ratio is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.

(9)	Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(10)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

CONTACT: Gladstone Investment Corporation, +1-703-287-5893